UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2006

Coach Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19471	91-1942841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12330 SW 53rd Street, Suite 703 Cooper City, Florida	33330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 602-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Section 1 – Registrant’s Business and Operations

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On January 23, 2006, the Board of Directors announced the appointment of Pamela H. Jarratt, CPA, as a member of the Registrant’s Board of Directors. Ms. Jarratt will also serve as the Chairperson of the Registrant’s Audit Committee. Ms. Jarratt will serve as director until the next annual meeting of shareholders or until her successor is elected or qualified, or if earlier, until her death, resignation, or removal. Ms. Jarratt is not a director of any other reporting company.

Ms. Jarratt will receive the following compensation for her first year of service as a director, which the Board of Directors has approved for all board members who are not officers of the Company (i) an annual retainer of $12,000, (ii) an option to purchase 50,000 shares of restricted common stock of the Company at an exercise price equal to the fair market value of the common stock on the date of the grant and under the terms of the 2005 Common Stock Option Plan, (iii) compensation of $1,000 for each meeting of the Board of Directors attended; and (iv) compensation of $500 for each meeting of any committee of the Board of Directors attended as a participant or $1,000 for each such meeting attended as the Chairperson.

Other than the foregoing, there have not been any transactions in the last two years with the Registrant in which Ms. Jarratt had or is to have a direct or indirect material interest.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACH INDUSTRIES GROUP, INC.
(Registrant)
Date January 27, 2006
	By:	/S/ FRANCIS O’DONNELL
	Name:	Francis O’Donnell
	Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated January 23, 2006